AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 3 (the“Amendment”) is entered into and to be effective as of the 31st day of October 2008 (the “Effective Date”) by and among MICRO MAMMOTH SOLUTIONS, INC., a Nevada corporation ("MIMS"); ADVANCED BLAST PROTECTION, INC., a Florida corporation ("ABP"); ABP ACQUISITION CORP., a Florida corporation (“Mergerco”); MARTIN MILLER (“Miller”), JASON MYATT (“Myatt”), DR. WARREN R. PHILLIPS (“Phillips”); and JAMES WATSON, an individual (the “MIMS Principal Stockholder”). Miller, Myatt and Phillips are hereinafter collectively referred to as the “ABP Principal Stockholders.” MIMS, ABP, Mergerco, the ABP Principal Stockholders, and the MIMS Principal Stockholder are hereinafter sometimes collectively referred to as the “Parties.”

Recitals

On March 10, 2008, effective as of February 28, 2008, the Parties entered into an AGREEMENT AND PLAN OF MERGER (the "Merger Agreement").

On August 1, 2008, effective July 31, 2008, the Parties entered into Amendment No. 1 to the Merger Agreement.

Effective September 30, 2008, the Parties entered into Amendment No. 2 to the Merger Agreement.

Under the Merger Agreement, as amended by Amendment 1 and Amendment No. 2 thereto, the Merger and related transactions contemplated by the Merger Agreement were to have been consummated by October 31, 2008 (the “Closing Date”).

Given the current economic climate, the Parties hereto desire to amend the Merger Agreement to extend the Closing Date to December 31, 2008.

Merger Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the Parties agree as follows:

1. All capitalized terms not defined herein shall have the same meaning as is set forth in the Merger Agreement.

2. Except as amended hereby, the Merger Agreement and all of the terms and conditions thereof, shall remain in full force and effect and are incorporated by this reference herein.

3. All references in the Merger Agreement to the “Closing Date” or the Effective Date” or “Effective Time” of the Merger shall be amended hereby to mean and include December 31, 2008.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

ATTEST:	MICRO MAMMOTH SOLUTIONS, INC.
(a Florida corporation)

/s/ James Watson	By: /s/ James Watson
Secretary	James Watson, President

ATTEST:	ABP ACQUISITION CORP.
(a Florida corporation)

/s/ James Watson	By: /s/ James Watson
Secretary	James Watson, President

ATTEST:	ADVANCED BLAST PROTECTION, INC.
(a Florida corporation)

/s/ John Quintana	By: /s/ Dr. Warren R. Phillips
Secretary	Dr. Warren R. Phillips,
Chairman and Chief Executive Officer

ABP PRINCIPAL STOCKHOLDERS:

/s/ Martin Miller Martin Miller

/s/Dr. Warren R. Phillips Dr. Warren R. Phillips

/s/ Jason Myatt Jason Myatt

MIMS PRINCIPAL STOCKHOLDERS:

/s/ James Watson James Watson